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                                                                Exhibit 15

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


The Board of Directors
Rubbermaid Incorporated


We have reviewed the accompanying condensed consolidated balance sheet of Rubbermaid Incorporated and subsidiaries as of September 30, 1994, and the related condensed consolidated statements of earnings and cash flows for the three-month and nine-month periods ended September 30, 1994 and 1993. These condensed consolidated financial statements are the responsibility of the company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Rubbermaid Incorporated and subsidiaries as of December 31, 1993 and the related consolidated statements of earnings, cash flows and shareholders' equity for the year then ended (not presented herein); and in our report dated February 1, 1994, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1993, is fairly presented in all material respects in relation to the consolidated balance sheet from which it has been derived.



/s/ KPMG Peat Marwick LLP

Cleveland, Ohio
October 12, 1994